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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           -----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 3, 2001
         --------------------------------------------------------------

                              HANOVER DIRECT, INC.
          -------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-12082
                       ----------------------------------
                            (COMMISSION FILE NUMBER)

                DELAWARE                                   13-0853260
   -----------------------------------            -----------------------------
      (STATE OR OTHER JURISDICTION                     (I.R.S. EMPLOYER
            OF INCORPORATION)                        IDENTIFICATION NUMBER)

          1500 HARBOR BOULEVARD
          WEEHAWKEN, NEW JERSEY                                07087
   -----------------------------------                     --------------
          (ADDRESS OF PRINCIPAL                              (ZIP CODE)
           EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300
                                                           -------------------


 -------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 9.  REGULATION FD DISCLOSURE.


         Hanover Direct, Inc. (the "Company") held a conference call on Tuesday, April 3, 2001, to review the fiscal 2000 results and related matters with participants. On the call, the Company provided a statement of guidance as to where the Company ended 2000 and where it sees the year 2001, substantially as follows:

         "In the year 2000, primarily as a result of the development costs associated in the first half of the year with the development of a segmented business and efforts to grow the erizon business and as a result then of the 4th quarter strategic realignment costs, the business had approximately EBITDA in the $(55) million range for the entire fiscal 2000. Our plan for this year and our target is to generate positive EBITDA for the entire business of Hanover Direct of approximately $15 million. This number will obviously move as complimentary elements of our strategic plan both announced today and possibly in the future are executed, but I would point out that this is an approximate swing of $70 million in EBITDA from a large negative number to a large positive number between the year 2000 and 2001. I would further note that despite the positive EBITDA and the positive cash flow generates from this target performance this year the company will report a net loss in the year 2001 because of depreciation and amortization charges, interest and preferred dividends on the placement of $70 million of Preferred Stock made last August 24, 2000 with Richemont Finance S.A. The Preferred Stock carries a PIK or payment-in-kind dividend at the option of the Company for a little more than three years. We would intend this year that we would exercise the payment-in-kind option on the Preferred which would result in a non-cash dividend in the area of $11 million. I'd further point out that the dramatic swing from a large negative EBITDA to a positive EBITDA in the year 2001 does depend on elements of our operating plan for this year which are subject to executional performance on the part of the Company specifically, and general market conditions, and so we would qualify these targets with some caution related to the general economy that we see now in the United States. The Company has fully discussed the strategic plan and the executional issues associated with this in greater detail in the Form 10-K which was filed with the SEC on Friday."

         A re-play of the conference call is available until 11:59 p.m. Eastern Standard Time on April 4, 2001 and can be accessed by calling 800-633-8284 (domestic) and 858-812-6440 (International), Access #: 18422750. You are encouraged to listen to such call in its entirety.

         Portions of the foregoing statement of guidance made by management in the conference call may be deemed to constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

         The following material identifies important factors that could cause actual results to differ materially from those expressed in such forward looking statements:

     The current general deterioration in economic conditions in the United States leading to reduced consumer confidence, reduced disposable income and increased competitive activity and the business failure of companies in the retail, catalog and direct marketing industries. Such economic conditions leading to a reduction in consumer spending generally and in home fashions specifically, and leading to a reduction in consumer spending specifically with reference to other types of merchandise the Company offers in its catalogs or over the Internet, or which are offered by the Company's third party fulfillment clients.

     Customer response to the Company's merchandise offerings and circulation changes; effects of shifting patterns of e-commerce versus catalog purchases; costs associated with printing and mailing catalogs and fulfilling orders; dependence on customers' seasonal buying patterns; and fluctuations in foreign currency exchange rates.

     The ability of the Company to achieve projected levels of sales and reducing costs commensurately.


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Increase in postage, printing and paper prices and/or the inability of the
Company to reduce expenses generally as required and/or increase prices of the Company's merchandise.

     The failure of the Internet generally to achieve the projections for it with respect to growth of e-commerce or otherwise, and the failure of the Company to increase Internet sales. The imposition of regulatory, tax or other requirements with respect to Internet sales. Actual or perceived technological difficulties or security issues with respect to conducting e-commerce over the Internet generally or through the Company's websites or those of its third-party fulfillment clients specifically.

     The ability of the Company to attract and retain management and employees generally and specifically with the requisite experience in e-commerce, Internet and direct marketing businesses. The ability of employees of the Company who have been promoted as a result of the Company's recently announced restructuring plan to perform the responsibilities of their new positions.

     The current general deterioration in economic conditions in the United States leading to key vendors and suppliers reducing or withdrawing trade credit to companies in the retail and catalog and direct marketing industries. The risk that key vendors or suppliers may reduce or withdraw trade credit to the Company, convert the Company to a cash basis or otherwise change credit terms, or require the Company to provide letters of credit or cash deposits to support its purchase of inventory, increasing the Company's cost of capital and impacting the Company's ability to obtain merchandise in a timely manner. Vendors may begin to withhold shipments of merchandise to the Company. The ability of the Company to find alternative vendors and suppliers on competitive terms if existing vendors or suppliers cease doing business with the Company.

     The inability of the Company to timely obtain and distribute merchandise, leading to an increase in backorders and cancellations.

    Defaults under the Congress Credit Facility, or inadequacy of available borrowings thereunder, may reduce or impair the Company's ability to obtain letters of credit or other credit to support its purchase of inventory and support normal operations, impacting the Company's ability to obtain, market and sell merchandise in a timely manner.

     The ability of the Company to continue to make borrowings under the Congress Credit Facility is subject to the Company's continued compliance with certain financial and other covenants contained therein, including net worth, net working capital, capital expenditure and EBITDA covenants. Borrowings under the Congress Credit Facility are also subject to limitations based upon specified percentages of eligible receivables and eligible inventory, and the requirement that the Company maintain $3.0 million of excess credit availability at all times. The enforcement by Congress of such covenants and limitations.

     The Company has a history of operating losses. Continuation of the operating losses, and the incurrence of costs associated with the Company's recently announced restructuring plan, may result in the Company failing to comply with certain financial and other covenants contained in the Congress Credit Facility, including net worth, net working capital, capital expenditure and EBITDA covenants.

     The ability of the Company to complete the Company's recently announced restructuring program, within the time periods anticipated by the Company. The ability of the Company to realize the aggregate cost savings anticipated in connection with the restructuring plan, or within the time periods anticipated therefor. The aggregate costs of effecting the restructuring plan may be greater than the amounts anticipated by the Company.

     The ability of the Company to transfer third party fulfillment operations conducted at the fulfillment centers located in Maumelle, Arkansas and Kindig Lane, Hanover, Pennsylvania to other facilities in a timely manner while satisfying its contractual obligations to provide fulfillment services for third party clients and itself.

     The ability of the Company to dispose of assets related to its third party fulfillment business, to the extent not transferred to other facilities.

     The initiation by the Company of additional cost-cutting and restructuring initiatives, the costs associated therewith,


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and the ability of the Company to timely realize any savings anticipated in connection therewith.

     The ability of the Company to maintain insurance coverages required in order to operate its businesses and as required by the Congress Credit Facility.

     The inability of the Company to access the capital markets due to market conditions generally, including a lowering of the market valuation of companies in the direct marketing and retail businesses, and the Company's business situation specifically.

     The Company's dependence up to August 24, 2000 on Richemont and its affiliates for financial support and the fact that they are not under any obligation ever to provide any additional support in the future.

     The ability of the Company to achieve the cost saving and other objectives of its strategic business realignment plan.

     The Company undertakes no obligation to publicly update any forward looking statement whether as a result of new information, future events or otherwise. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its Forms 10-Q, 8-K, 10-K or any other reports filed with the Securities and Exchange Commission.



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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HANOVER DIRECT, INC.
                                        ------------------------------------
                                             (Registrant)

April 3, 2001                           By:   /s/ BRIAN C. HARRISS
                                        ------------------------------------
                                        Name:  Brian C. Harriss
                                        Title: Senior Vice President and
                                               Chief Financial Officer